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                                                                   EXHIBIT 10.14
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                             REPURCHASE AGREEMENT
                             --------------------

      This Agreement is made and entered into this 4th day of August, 1999 by and between Convergent Networks, Inc., a Delaware corporation with its principal place of business in Tewksbury, Massachusetts (the "Company"), and Kenneth MacLure ("Participant").

                                  WITNESSETH:
                                  ----------

      WHEREAS, Company has granted to Participant an option to purchase 20,000 shares of the Company's common stock, par value $.00001 per share, (the "Shares") pursuant to the Company's 1998 Stock Option Plan (the "Plan");

      WHEREAS, the Plan provides that the Committee may accelerate the vesting of any option granted pursuant to the plan, provided that the Participant enter into a Stock Repurchase Agreement pursuant to which the Company may repurchase the Shares according to a Reverse Vesting Schedule in substance similar to that underlying the option; and

      WHEREAS, the Committee has approved the immediate vesting of the Shares upon and subject to the Participant's execution and delivery of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto hereby agree as follows:

      1.  The Vesting Reference Date shall be June 29, 1999.   In the event
Participant's involvement with Company terminates for any reason whatsoever, whether due to voluntary or involuntary action, death, disability or otherwise, within five (5) years after the Vesting Reference Date, Company shall have the right to repurchase all or a portion of the Shares in accordance with the following:
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      Prior to the first anniversary date of the Vesting Reference Date (the
"First Anniversary Date") one hundred percent (100%) of the Shares are subject to repurchase. On the First Anniversary Date, twenty percent (20%) of the Shares subject to repurchase hereunder shall vest (i.e. shall no longer be subject to repurchase) ("Vest") such that eighty percent (80%) of the Shares are subject to repurchase. Thereafter additional Shares shall Vest on a quarterly basis such that each quarter after the First Anniversary five percent (5%) of said Shares shall Vest and the number of Shares subject to repurchase shall decrease by like amount (5%) on a per quarter basis.

    2. In the event the Company desires to exercise such repurchase rights, the Company shall do so by furnishing all notices required by Section 3.2 of a certain Escrow Agreement dated among the Company, Hutchins, Wheeler & Dittmar,
A Professional Corporation and a series of individuals who purchased the Company's common stock pursuant to the Plan or under the Company's 1998 Restricted Stock Purchase Plan (the "Escrow Agreement").

    3. The purchase price for any repurchase by the Company hereunder shall be that percentage of the aggregate Exercise Price paid for the Shares which equals the percentage of the Shares which have not Vested as of the date of such repurchase.

    4. Upon the Company's receipt of the materials under the Escrow Agreement required to effect a repurchase, the Company shall pay Participant the purchase price determined pursuant to Paragraph 3 hereof.

    5. Certificates representing the Shares shall bear a legend that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Agreement and the transfer agent for the common

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stock of the Corporation shall be so instructed. Participant shall deposit such certificates together with a stock power or other instrument of transfer, appropriately endorsed in blank with signatures witnessed, with the escrow agent under the Escrow Agreement pursuant to which the Shares will be held in escrow until a repurchase occurs under Section 2 or until such repurchase rights shall have lapsed. Participant hereby irrevocably constitutes and appoints the Secretary of the Company as his or her attorney to transfer Shares on the books of the Company in connection with any repurchase. During the period while the Shares are held in escrow, the Participant shall be entitled to receive all dividends declared thereon.

    6. In the event of a Change of Control (as defined in the Plan) of the Company, the Participant will automatically receive eighteen (18) months accelerated vesting. Any remaining unvested Shares shall continue to vest at a quarterly rate of 5% of the Shares originally issued.

    7. In the event of any ambiguity or inconsistency between the provisions of this Agreement and those of the Plan, the provisions of this Agreement shall govern and be controlling.

    8. All notices given hereunder shall be in writing and sent by certified mail, return receipt requested, addressed as follows, provided that a party may change its notice address by notice thereof:

      If to Company:            Convergent Networks, Inc.
                                2 Highwood Drive
                                Tewksbury, MA  01876
                                Attn: President

      If to Participant:        To the address set forth below the Participant's
                                signature on the signature page hereto.

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      9.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      10. This Agreement constitutes the entire agreement between the parties concerning its subject matter and supersedes any prior or contemporaneous agreements and understandings in connection therewith. This Agreement may be amended, waived or revoked only by a written instrument executed by both parties.

      11. Capitalized terms used herein but not otherwise defined herein shall have those meanings ascribed to them in the Plan.

                            * * * * * * * * * * * *

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal in duplicate originals as of the date first written above.

CONVERGENT NETWORKS, INC.              PARTICIPANT


By: /s/ Karl May                       By: /s/ Kenneth MacLure
    -------------------------------        -------------------------------
    Name:  Karl May                        Name:    Kenneth MacLure
    Title: President & CEO                 Address: 40 Saddleback Drive
                                                    Wrentham, MA  02093

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